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                                                                     EXHIBIT 5.2

                    [Letterhead of McLaughlin & Stern, LLP]



                               December 13, 1996

L.B. Saks
61 Broadway
Suite 1600
New York, New York 10006


        Re:  Trans Energy, Inc.
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Ladies and Gentlemen:

        We have acted as counsel to you ("Underwriter") in connection with the purchase and offering by you, as Underwriter, of the following securities of Trans Energy, Inc. ("Company"): a maximum of 920,000 shares of Common Stock, par value $.001 per share, and a maximum of 1,840,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), entitling the holders to purchase one share for each Warrant at a price equal to 110% of the public offering price per share of Common Stock for five years commencing one year from the date hereof. The Common Stock and Warrants will be referred to herein as the "Securities". The aggregate gross proceeds of the offering will be $3,120,000, exclusive of the overallotment granted to the Underwriter.

        In such capacity, we have examined signed and conformed copies of the Registration Statement on Form SB-2 (File No. 333-4438) relating to the Securities, filed by the Company with the
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Securities and Exchange Commission ("Commission") under the Securities Act of
1933, as amended ("Act") on May 4, 1996 and, Amendment No. 1 filed on October 11, 1996, Amendment No. 2 filed on November 25, 1996, Amendment No. 3 filed on December 4, 1996 and Amendment No. 4 filed on December 12, 1996 (the Registration Statement, as amended, at the time it became effective, is hereinafter referred to as the "Registration Statement"), relating to the Securities in the form filed with the Commission under Rule 424 under the Act ("Prospectus"). We have also examined, among other documents, copies of the Underwriting Agreement to be signed upon the effectiveness of the Registration Statement between the Company and the Underwriter ("Underwriting Agreement"), copies of the Certificate of Incorporation, as amended, and By-Laws of the Company, and certified copies of resolutions adopted by the Company's Board of Directors relating, among other things, to the authorization and sale of the Securities and the execution of the Underwriting Agreement by the Company. In addition, we have examined and relied upon, to the extent we deemed such reliance proper, certificates of officers and directors of the Company and of Interstate Stock Transfer Company, as the transfer agent and warrant agent for the Company's Securities, certificates of certain public officials and such other records and documents as we have considered necessary and proper in order that we may render the opinion hereinafter set forth. We have assumed the authenticity of such Certificate of Incorporation, as amended, By-Laws, resolutions, certificates, records and other documents examined by us and the correctness of all statements of fact contained therein, and nothing has come to our attention which indicates that such documents and other items are not authentic or correct. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced documents. We have not examined the certificates for the Securities other than specimens thereof and understand from you and assume that your clearing firm, acting for you, has inspected, checked and packaged such certificates and is receiving such certificates concurrently with the delivery of this opinion. All terms used herein which are not defined have the meanings ascribed to them in the Underwriting Agreement.

     As members of the Bar of the State of New York, we do not purport to be experts in the laws of any jurisdiction other than the State of New York and with respect to the Federal laws of the United States.

     Based on the foregoing and the penultimate paragraph of this letter, we are of the opinion that:

     1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New York.

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     2.    The Securities being sold pursuant to the Underwriting Agreement have been duly authorized and, when issued and delivered against payment therefor, as contemplated by the Registration Statement and the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

     3. The Underwriting Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     4. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act.

     The opinion of Messrs. Kaufman, Feiner, Yamin, Gildin & Robbins LLP to be delivered to you pursuant to the Underwriting Agreement is acceptable to us and appears, on its face, appropriately responsive to the matters as to which it should be given under the Underwriting Agreement. To the extent we have deemed it appropriate, we have relied upon the form of such opinion included in the form of underwriting agreement filed with Amendment No. 4 to the Registration Statement in rendering our opinion.

     This letter is being delivered to you solely for your benefit and may not be relied upon in any manner by any other person.


                                     Very truly yours,

                                     /s/ McLaughlin & Stern, LLP
                                     McLaughlin & Stern, LLP